As Filed:  October 25, 2000                              SEC File No.  333-34298


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                               Amendment No. 6 to
                                    Form S-4

                          Registration Statement Under
                           the Securities Act of 1933

                                   ----------

                               SENSAR CORPORATION
             (Exact name of registrant as specified in its charter)

               Nevada                   3826                     87-0429944
          (State or other        (Primary Standard             (IRS Employer
          jurisdiction of     Industrial Classification      Identification No.)
           organization)            Code Number)

    50 West Broadway, Suite 501, Salt Lake City, Utah 84101 (801) 350-0587 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Howard S. Landa, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101
                                 (801) 350-0587
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Keith L. Pope, Esq.
                       Parr Waddoups Brown Gee & Loveless
                       185 South State Street, Suite 1300
                         Salt Lake City, Utah 84111-1537
                            Telephone (801) 532-7840
                             Telecopy (801) 532-7750

     Approximate date of commencement of proposed sale to the public: The common stock being registered hereby will be delivered as soon as practicable after the effective date of this registration statement and the completion of the merger of Sensar and Net2Wireless Corporation.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


                                    CALCULATION OF REGISTRATION FEE

Title of Each Class                 Amount            Proposed Maximum     Proposed Maximum      Amount of
of Securities                       to be             Offering Price       Aggregate             Registration
to be Registered                    Registered(1)     Per Unit             Offering Price(2)     Fee
--------------------------------     -------------    ----------------     -----------------     ------------
Common stock, par value $0.001(3)   32,291,414         N/A                 $27,718,673           $ 7,318

(1) There are also registered pursuant to rule 416 such additional number of securities as may be issuable under the antidilution provisions of the securities registered above.
(2) Solely to estimate the aggregate offering price for the purpose of calculating the registration fee, the offering price of the common stock, issued in the merger is equivalent to the book value of the securities of Net2Wireless to be cancelled in the transaction as of March 31, 2000 (rule 457(f)(2)).

(3) Includes 18,295,060 shares to be issued in exchange for currently outstanding Net2Wireless stock and 13,996,354 shares to be issued for Net2Wireless stock in the event that currently exercisable Net2Wireless options and warrants are exercised prior to the closing. All share amounts give effect to the two-for-one split of the common stock of Sensar that took effect January 17, 2000.




     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                     SUMMARY

         The following is a brief summary and is intended merely to highlight some of the information included in this Joint Proxy Statement/Prospectus. The summary is qualified in its entirety by the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus.


Proposed Business   Net2Wireless, which will contuct business under the name
Of  Net2Wireless,   Jagami Corporation on completion of the merger, is organized
to be Conducted     under the laws of the state of Delaware. References to
Under the Name      Net2Wireless include its three subsidiaries, Net2Wireless
Jagami Corporation  Israel Limited, which is an Israeli corporation engaged in research and development, Vintage Global, Inc., which is a British Virgin Islands corporation that holds the intellectual property of Net2Wireless, and FastNet.com, Inc., a Delaware corporation formed to pursue applications of its technology using traditional physical lines.
                    Net2Wireless currently has no revenues and does not know when it will begin to generate revenues. Net2Wireless acquired wireless communication technologies and rights from I.T.E.S. - Imaging Technologies Enterprises Systems, Ltd, an
                    Israeli corporation, in December, 1999. Products based on the technology held by Net2Wireless are in the preliminary testing stage and are intended to permit wireless communication devices to gain access to the Internet. The goal is to permit the following services to be available to portable devices such as palm computers, personal digital assistants, and cellular phones:


                    o browsing standard Internet sites using standard browsers;

                    o transmission of live video using existing wireless communication networks;

                    o providing instant messaging with full graphics support;

                    o providing messaging services (e-mail, voice mail, fax, etc.); and

                    o providing full graphics applications with network based storage.

                    The basic technology uses proprietary software that greatly speeds up the transmission time for complex content over the existing wireless communication infrastructure, principally by compressing the data. Net2Wireless intends to provide services and license its software directly to cellular carriers. Licensing and transactional fees will be based on the number of users of the system and, in some cases, the number of uses of a particular service. Net2Wireless currently has a beta-site installation at Partner Communications Company, Ltd., a cellular telephone carrier in Israel, and has installed its platform for a second beta test at PelePhone Communications, Ltd., another cellular carrier in Israel. Net2Wireless recently signed a memorandum of understanding with Nextel Finance Company for the field testing and potential future purchase of Net2Wireless' proposed products for use in the United States.

                    See "NET2WIRELESS: Business of NET2WIRELESS"

The Merger          The merger agreement between Sensar and Net2Wireless
                    provides for the merger of Net2Wireless with and into Sensar. The merger was unanimously approved by the board of directors of both Sensar and Net2Wireless. Neither board obtained a fairness opinion in connection with their consideration of the merger. As part of the merger:

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

--------------------------------------------------------------------------------
               ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------------------------------------------------------------------------------

     Section 78.037 of the Nevada corporation law, Article VII of Sensar's articles of incorporation, and Article VIII of Sensar's bylaws, "Insurance and Officer and Director Contracts" provide for indemnification of Sensar's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, Sensar has been informed that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. (See "ITEM 28. UNDERTAKINGS.")

     (b) All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the Notes thereto.


           SEC
Exhibit    Reference
No.        No.          Title of Document                                    Location
-------    ---------    -------------------------------------------------    -------------------------
Item 2  Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession
------------------------------------------------------------------------------------------------------
2.1        (2)          Agreement dated December 8, 1999, as amended         Appendix A to Joint Proxy
                        January 4, March 21, June 26, July 26,
                        September 6, and October 18, 2000

Item 3  Articles of Incorporation, Bylaws
------------------------------------------------------------------------------------------------------
3.1        (3)          Articles of Incorporation, as amended                Exhibit to report on
                        November 3, 1987                                     Form 10-K for the year
                                                                             ended June 30, 1988*

3.2        (3)          Certificate of Amendment to the                      Exhibit to report on
                        Articles of Incorporation                            Form 10-K for the year
                        filed July 3, 1989                                   ended June 30, 1989*

3.3        (3)          Designation of Rights, Privileges, and               Registration Statement
                        Preferences of 1995 Series Preferred Stock           filed on Form SB-2,
                                                                             Exhibit 3, SEC File
                                                                             No. 33-59963*

3.4        (3)          Designation of Rights, Privileges, and               Exhibit to report on
                        Preferences of 1998 Series A Preferred Stock         Form 8-K dated
                                                                             February 13, 1998*

                                      II-1

3.5        (3)          Bylaws                                               Amendment No. 3

Item 4  Instruments Defining the Rights of Holders, Including Indentures
------------------------------------------------------------------------------------------------------
4.1        (4)          Form of Lock-up Letter for Sensar Stockholders       Appendix F-1 to Joint Proxy
                                                                             Statement/Prospectus*

4.2        (4)          Form of Lock-up Letter for Net2Wireless Stockholders Appendix F-2 to Joint Proxy
                                                                             Statement/Prospectus*

Item 5  Opinion Re:  Legality
------------------------------------------------------------------------------------------------------

5.1        (5)          Opinion of Keith L. Pope, LLC, regarding legality    Amendment No. 5
                        of common stock under Delaware law

5.2        (5)          Opinion of Keith L. Pope, LLC, regarding legality    Amendment No. 5
                        of common stock under Nevada law

Item 8  Opinion Re:  Tax Matters
------------------------------------------------------------------------------------------------------
8.1        (8)          Opinion of Keith L. Pope, LLC, regarding certain     Amendment No. 5
                        United States federal income tax matters


Item 10 Material Contracts
------------------------------------------------------------------------------------------------------
10.1       (10)         Agreement between Net2Wireless Israel Ltd. and       Amendment No. 1
                        Euros Ltd., dated June 26, 2000

10.2       (10)         Management Agreement by and between                  Amendment No. 1
                        Net2Wireless Israel Ltd. and Yarsig Ltd., dated
                        February 16, 2000

10.3       (10)         Directorship Agreement by and between                Amendment No. 1
                        Net2Wireless Corporation and Joav Avtalion,
                        dated May 21, 2000

10.4       (10)         Directorship Agreement by and between                Amendment No. 1
                        Net2Wireless Corporation and David Rubner,
                        dated May 21, 2000

10.5       (10)         Stock Option Agreement by and between                Amendment No. 1
                        Net2Wireless, Inc., and Cedar Investment Services
                        Ltd, dated December 7, 1999

10.6       (10)         Stock Option Agreement by and between                Amendment No. 1
                        Net2Wireless, Inc., and Ultimate Business
                        Management Ltd., dated December 7, 1999

10.7       (10)         Warrant for ML Partners, LLC                         Amendment No. 2

10.8       (10)         Stock Option Agreement by and between                Amendment No. 2
                        Net2Wireles, Inc., and Yitzchak Bachar, dated
                        March 20, 2000

10.9       (10)         Stock Option Agreement by and between                Amendment No. 2
                        Net2Wireless, Inc., and Beneficial Investment
                        Services, Ltd., dated March 20, 2000

10.10      (10)         Employment Agreement by and between                  Amendment No. 2
                        Net2Wireless, Inc., and Yitzhak Feldman,
                        dated December 19, 1999

                                      II-2

10.11      (10)         Employment Agreement by and between                  Amendment No. 2
                        Net2Wireless, Inc., and Robert Rokni
                        dated October 15, 1999

10.12      (10)         Stock Option Plan adopted by the board of directors  Appendix B to Joint Proxy
                        of Sensar dated May 6, 2000                          Statement/Prospectus*

10.13      (10)         Agreement by and among I.T.E.S. - Imaging            Amendment No. 1
                        Technologies Enterprise Systems Ltd.,
                        Net2Wireless Corporation, and Partner
                        Communications Company Ltd., dated
                        March 13, 2000

10.14      (10)         Memorandum of Understanding by and between           Amendment No. 1
                        Net2Wireless, Inc. and PelePhone Communications
                        Ltd, dated March 27, 2000

10.15      (10)         Stock Purchase Agreement by and between              Amendment No. 2
                        Net2Wireless and Nextel Finance Company,
                        dated July 26, 2000

10.16      (10)         Asset Acquisition Agreement by and between           Amendment No. 1
                        I.T.E.S. Imaging Technologies Enterprises Systems
                        Ltd, Net2Wireless, Inc., and Vintage Global, Inc.,
                        dated December 15, 1999

10.17      (10)         Executive Employment Agreement of                    Exhibit to report on
                        Howard S. Landa effective                            Form 10-Q for the
                        April 22, 1999                                       quarter ended
                                                                             June 30, 1999*

10.18      (10)         Deferred Compensation Plan                           Exhibit to report on
                        Adopted by the Board of Directors                    Form 10-K for the
                        Effective May 1, 1999                                year ended
                                                                             December 31, 1999*

10.19      (10)         1997 Stock Option and Award Plan                     Exhibit to report on
                                                                             Form 10-Q for the
                                                                             quarter ended
                                                                             March 31, 1997*

10.20      (10)         Asset Purchase Agreement by and among                Exhibit "A" to Proxy
                        PCB Group, Inc., Beehive Acquisition Corp.,          Statement dated
                        Larson-Davis Incorporated, and Larson-Davis          February 16, 1999*
                        Laboratories, dated November 30, 1998,               and Exhibit to report
                        as amended February 16, 1999, and                    on Form 10-K for the
                        March 31, 1999                                       year ended
                                                                             December 31, 1998*

                                      II-3

10.21      (10)         Asset Purchase Agreement between                     Exhibit to report on
                        Sensar Instruments, Inc., Sensar                     Form 8-K dated
                        Corporation, and LECO Corporation,                   August 19, 1999*
                        dated August 19, 1999

10.22      (10)         Form of Market Stand Off and                         Exhibit to report on
                        Redemption Agreement by and between                  Form 10-K for the
                        Larson-Davis Incorporated and Investors              year ended
                        of 1998 Series A Preferred Stock,                    December 31, 1998*
                        dated January, 1999


10.23      (10)         Personal Employment Agreement by and between         Amendment No. 3
                        Nechemia Davidson and Net2Wireless Israel, Ltd.,
                        dated September 2, 2000

10.24      (10)         Consulting Agreement by and between Rubner           Amendment No. 3
                        Technology Ventures, Ltd. and Net2Wireless
                        Israel, Ltd., dated September 1, 2000

10.25      (10)         Alliance Agreement by and between Lucent             Amendment No. 4
                        Technologies, Inc., and Net2Wireless Corporation
                        effective September 20, 2000


10.26      (10)         Directorship Agreement by and between                Amendment No. 5
                        Net2Wireless Corporation and Ben-Zion Weiner
                        dated October 13, 2000

10.27      (10)         Stock Option Agreement between Net2Wireless          Amendment No. 5
                        Corporation and Ben-Zion Weiner dated
                        October 13, 2000


Item 21 Subsidiaries of the Registrant
------------------------------------------------------------------------------------------------------
21.1       (21)         Subsidiaries of Larson-Davis Incorporated            Form 10-KSB for the
                                                                             year ended
                                                                             June 30, 1996*

Item 23 Consent of Experts and Counsel
------------------------------------------------------------------------------------------------------

23.1       (23)         Consent of Grant Thornton LLP                        Amendment No. 5

23.2       (23)         Consent of Kost, Forer & Gabbay, a member of         Amendment No. 5
                        Ernst & Young International

23.3       (23)         Consent of Keith L. Pope, LLC                        Amendment No. 5


Item 27 Financial Data Schedule
------------------------------------------------------------------------------------------------------
27.1       (27)         Financial Data Schedule                              Exhibit to report on
                                                                             Form 10-K for the
                                                                             year ended
                                                                             December 31, 1999*


Item 99  Additional Exhibits
------------------------------------------------------------------------------------------------------
99.1       (99)         Consent of Nechemia Davidson                         This Filing


                                      II-4


99.2       (99)         Consent of David Rubner                              This Filing

99.3       (99)         Consent of Joav Avtalion                             This Filing

99.4       (99)         Consent of Ben-Zion Weiner                           This Filing


------------------------
*Incorporated by reference

         (b) All financial statement schedules are omitted because they are not applicable or because the required information is contained in the Consolidated Financial Statements or the Notes thereto.

--------------------------------------------------------------------------------
                              ITEM 22. UNDERTAKINGS
--------------------------------------------------------------------------------

Post-Effective Amendments.  [Regulation S-K, Item 512(a)]

     The  undersigned  Registrant  will:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

     (a) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

     (c) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Filings Incorporating Subsequent Exchange Act Documents by Reference. [Regulation S-K, Item 512(b)]

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Incorporated  Annual  and  Quarterly  Reports.  [Regulation  S-K,  Item  512(e)]

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Registration on Form S-4 or F-4 of Securities Offered for Resale. [Regulation S-K, Item 512(g)]

     (1) The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. [Regulation S-K, Item 512(h)]

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Undertakings.  [Form  S-4,  Item  22(b)]

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Undertakings.  [Form  S-4,  Item  22(c)]

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

--------------------------------------------------------------------------------
                                   SIGNATURES
--------------------------------------------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Salt Lake, state of Utah, on the 24th day of October, 2000.


                                                 SENSAR CORPORATION
                                                 (Registrant)

                                                 By /s/  Howard S. Landa
                                                   -----------------------------
                                                   Howard S. Landa,
                                                   CEO and Chairman of the Board


     Pursuant to the requirements of the Securities Act, this Amendment No. 6 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the 24th day of October, 2000.


/s/  Howard S. Landa
---------------------------------------------------------
Howard S. Landa, CEO and Chairman of the Board
(Principal Executive Officer and Principal Financial and
Accounting Officer)

/s/  Brian B. Lewis by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Brian B. Lewis, Director

/s/  Steve Strasser by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Steve Strasser, Director

/s/  Mickey Hale by Howard S. Landa, Attorney-in-Fact
---------------------------------------------------------
Mickey Hale, Director

THIS AMENDMENT NO 6 AS BEEN FILED FOR THE SOLE PURPOSE OF MAKING CHANGES TO A LIMITED NUMBER OF PAGES AND DOES NOT CONTAIN ALL OF THE PAGES AND INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF SENSAR CORPORATION ON FORM S-4, SEC FILE 333-34298.